Exhibit 10.8

ILLINOIS POLLUTION CONTROL BOARD
January 26, 2007

PEOPLE OF THE STATE OF ILLINOIS, Complainant, v. MIDWEST GRAIN PRODUCTS OF ILLINOIS, INC., an Illinois corporation, Respondent.	) ) ) ) ) ) ) ) ) )	PCB 97-179 (Enforcement — Air)

OPINION AND ORDER OF THE BOARD (by T.E. Johnson):

On April 7, 1997, the Office of the Attorney General, on behalf of the People of the State of Illinois (People), filed a complaint against Midwest Grain Products of Illinois, Inc., an Illinois corporation (Midwest), (415 ILCS 5/31(c)(1) (2004)); 35 Ill. Adm. Code 103.204.  The complaint concerns a Midwest facility located at South Front Street and Distillery, Pekin, Tazwell County that produces ethyl alcohol for beverages and industrial purposes, anhydrous fuel alcohol, wheat gluten and distiller’s feed.

In the complaint, the People allege that Midwest violated Section 9(a) and (b), and 9 .1 (d) of the Illinois Environmental Protection Act (Act) (415 ILCS 5/9(a),(b), and 9.1(d) (2004)); Section 165 of the Clean Air Act, 40 C.F.R. 52 .210); 35 Ill . Adm. Code 201.141 and 201.143; and Permit Condition 1 b(l) of Construction Permit #93020061 and Standard Condition 3 of Construction Permit #93020061 and Construction Permit #93080045.  The People further allege that Midwest violated these provisions by (1) by failing to conduct the requisite best available control technology (BACT) analysis, install BACT level control, and apply for and obtain a construction permit prior to constructing two feed dryers resulting in a major modification at a major stationary source; (2) by discharging into the environment emissions in excess of permitted emission limitations; (3) by failing to operate the secondary scrubbers and failing to modify its construction permit; (4) by operating feed dryers #651 and #661 in excess of permitted emission limitations, and by continuing to operate the same dryers without secondary scrubbers; and (5) by operating dryer #651 and dryer #661 without first obtaining an operating permit issued by the Agency.

On November 16, 2006, the People and Midwest filed a stipulation and proposed settlement, accompanied by a request for relief from the hearing requirement of Section 31(c)(1) of the Act. 415 ILCS 5131(c)(1) (2004).  These filings are authorized by Section 31(c)(2) of the Act. 415 ILCS 5/31(c)(2) (2004).  See 35 Ill. Adm. Code 103.300(a).  Under the proposed stipulation, Midwest does not affirmatively admit the violations alleged in the complaint, but agrees to pay a civil penalty of $200,000, and contribute $300,000 to Agency’s Special Projects Fund.

The Board provided notice of the stipulations, proposed settlements, and requests for relief from hearing.  The Board published newspaper notice in the Pekin Daily Times on December 21, 2006.  The Board did not receive any requests for hearing.  The Board grants the parties’ request for relief from the hearing requirement.  See 415 ILCS 5/31(c)(2) (2004); 35 Ill. Adm. Code 103.300(b).

Section 103.302 of the Board’s procedural rules sets forth the required contents of stipulations and proposed settlements.  35 Ill. Adm. Code 103.302.  These requirements include stipulating to facts on the nature, extent, and causes of the alleged violations and the nature of the respondents’ operations.  Section 103.302 also requires that the parties stipulate to facts called for by Section 33(c) of the Act (415 ILCS 5/33(c) (2004)), which bears on the reasonableness of the circumstances surrounding the alleged violations.

As previously stated, Midwest does not affirmatively admit the violations alleged in the complaint, but agrees to pay a civil penalty of $200,000, and contribute $300,000 to Agency’s Special Projects Fund.  The stipulation addresses the factors of Section 42(h) of the Act (415 ILCS 5/42(h) (2004), as amended by P.A. 93-575, (eff. Jan. 1, 2004), which may mitigate or aggravate the civil penalty amount.  The People determined that a settlement amount of $500,000 is appropriate.

The People and Midwest have satisfied Section 103.302.  The Board accepts the stipulation and proposed settlement.

This opinion constitutes the Board’s findings of fact and conclusions of law.

ORDER

1.                                       The Board accepts and incorporates by reference the stipulation and proposed settlement.

2.                                       Midwest Grain Products of Illinois, Inc., an Illinois corporation (Midwest) must pay a civil penalty of $200,000 on or before February 26, 2007, the first business day following 30 days from the date of this order.

3.                                       Midwest must pay the civil penalty by certified check, money order or electronic funds transfer, payable to the Environmental Protection Trust Fund.  The case number, case name, and the respondents’ federal employer identification or social security numbers must be included on the certified checks or money orders.  If submitting an electronic funds transfer to the Agency, the electronic funds transfer must be made in accordance to the specific instructions provided to respondents.

4.                                       Midwest must submit the certified check, money order or electronic funds transfer to:

Illinois Environmental Protection Agency
Fiscal Services Section
1021 North Grand Avenue East

P.O. Box 19276
Springfield, Illinois 62794-9276

5.                                       Midwest must make a payment of $300,000 to the Agency’s Special Projects Fund on or before February 26, 2007, the first business day following 30 days from the date of this order.

6.                                       The payment to the Agency’s Special Projects Fund must be made by certified check, money order or electronic funds transfer payable to the Agency, designated to the Illinois EPA Special Projects Fund.  The case number, case name, and the respondents’ federal employer identification or social security numbers must be included on the certified checks or money orders.  If submitting an electronic funds transfer to the Agency, the electronic funds transfers must be made in accordance to the specific instructions provided to respondents.

7.                                       Midwest must submit the payment to the Agency’s Special Projects Fund by certified check, money order or electronic funds transfer to:

Illinois Environmental Protection Agency
Fiscal Services Section
1021 North Grand Avenue East
P.O. Box 19276
Springfield, Illinois 62794-9276

8.                                       A copy of both certified checks, money orders or records of the electronic funds transfers and any transmittal letters must be sent to the following:

Jane E. McBride
Assistant Attorney General
Environmental Bureau
500 South Second Street
Springfield, Illinois 62702

Dennis Brown
Assistant Counsel
Illinois Environmental Protection Agency
1021 North Grand Avenue East
P.O. Box 19276
Springfield, Illinois 62794-9276

9.                                       Penalties unpaid within the time prescribed will accrue interest under Section 42(g) of the Environmental Protection Act (415 ILCS 5/42(g) (2004)) at the rate set forth in Section 1003(a) of the Illinois Income Tax Act. 35 ILCS 5/1003(a) (2004).

10.                                 Midwest must follow the future compliance schedule and stipulated penalties provision as set forth in the stipulation and proposed settlement.

11.                                 Midwest must cease and desist from the alleged violations.

IT IS SO ORDERED.

Section 41(a) of the Environmental Protection Act provides that final Board orders may be appealed directly to the Illinois Appellate Court within 35 days after the Board serves the order.  415 ILCS 5/41(a) (2004); see also 35 Ill. Adm. Code 101.300(d)(2), 101.906, 102.706.  Illinois Supreme Court Rule 335 establishes filing requirements that apply when the Illinois Appellate Court, by statute, directly reviews administrative orders.  172 Ill. 2d R. 335.  The Board’s procedural rules provide that motions for the Board to reconsider or modify its final orders may be filed with the Board within 35 days after the order is received.  35 Ill. Adm. Code 101.520; see also 35 Ill. Adm. Code 101.902, 102.700, 102.702.

I, Dorothy M. Gunn, Clerk of the Illinois Pollution Control Board, certify that the Board adopted the above order on January 26, 2007, by a vote of 4-0.

/s/ Dorothy M. Gunn, Clerk

Illinois Pollution Control Board